FOR IMMEDIATE RELEASE

                                               Contact: Howard P. Berkowitz
                                               Chairman
                                               Addington Resources, Inc.
                                               (212) 664-0990


	New York, New York (June 25, 1996)--Addington Resources, Inc. (NASDAQ:ADDR) today announced that it has signed a definitive agreement to be acquired by Republic Industries, Inc. (NASDAQ:RWIN) in a stock-for-stock transaction at the exchange ratio previously announced. The proposed transaction is subject to approval by the stockholders of Addington and other customary closing conditions, including receipt of regulatory approvals. The transaction is expected to close in the third quarter of this year.

	Addington Resources, Inc. currently operates ten landfills in the southern United States.